UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Underwriting Agreement

On March 21, 2013, Graphic Packaging Holding Company (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives of the underwriters named therein, and certain selling stockholders named therein (the “Selling Stockholders”). Pursuant to the Equity Underwriting Agreement, the Selling Stockholders agreed to sell 28,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a public offering price of $7.00 per share ($6.72 per share, net of underwriting discounts). In addition, pursuant to the terms of the Equity Underwriting Agreement, the Selling Stockholders have granted the underwriters a 30-day option to purchase up to 4,200,000 additional shares of Common Stock. The Equity Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders, and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-176606), including a prospectus supplement dated March 21, 2013 to the prospectus contained therein dated August 31, 2011, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended. The sale of the Common Stock closed on March 27, 2013.

Following the sale by the Selling Stockholders of the Common Stock in the public offering, the Selling Stockholders will continue to own 155,720,562 shares of Common Stock, or approximately 45% of the Company’s outstanding Common Stock.

Debt Underwriting Agreement

On March 25, 2013, Graphic Packaging International, Inc. (“GPI”), a wholly-owned subsidiary of the Company, together with the Company, Graphic Packaging Corporation, and certain subsidiaries of GPI, entered into an underwriting agreement (the “Debt Underwriting Agreement”) with Merrill Lynch, as representative of the underwriters named therein. Pursuant to the Debt Underwriting Agreement, GPI agreed to sell $425,000,000 aggregate principle amount of its 4.75% Senior Notes due 2021 (the “Senior Notes”) to the underwriters in a registered public offering. The closing for the sale of the Senior Notes is subject to customary conditions and is expected to occur on or about April 2, 2013. The Debt Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby GPI, on the one hand, and the underwriters, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The foregoing descriptions of the Equity Underwriting Agreement and the Debt Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Underwriting Agreement and the Debt Underwriting Agreement, which are attached as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated March 21, 2013, among the Company, the Selling Stockholders, and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated March 25, 2013, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Date: March 27, 2013		Senior Vice President, General Counsel and
Secretary